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                           OFFER TO PURCHASE FOR CASH
             ALL OF THE OUTSTANDING SHARES OF CLASS A COMMON STOCK
                                       OF

                                GIANT FOOD INC.
                                       AT

                              $43.50 NET PER SHARE
                                       BY

                             KONINKLIJKE AHOLD N.V.
                                 (ROYAL AHOLD)

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON WEDNESDAY, JUNE 17, 1998, UNLESS THE OFFER IS EXTENDED.

                                                                    May 19, 1998

To Our Clients:

     Enclosed for your consideration are the Offer to Purchase, dated May 19, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer") relating to the offer by Koninklijke Ahold N.V., a public company with limited liability incorporated under the laws of The Netherlands with its corporate seat in Zaandam (municipality Zaanstad) (the "Purchaser"), to purchase all the outstanding shares of Class A Common Stock, par value $1.00 per share (the "Shares"), of Giant Food Inc., a Delaware corporation (the "Company"), at a purchase price of $43.50 per Share, net to the seller in cash, as set forth in the Introduction to the Offer to Purchase, without interest thereon, upon the terms and subject to the conditions set forth in the Offer. Holders of Shares whose certificates evidencing such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to The Bank of New York as depositary (the "Depositary") or complete the procedures for book-entry transfer prior to the Expiration Date (as defined in the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

     We are (or our nominee is) the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     Accordingly, we request instruction as to whether you wish to have us tender on your behalf any or all Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

     Please note the following:

          1. The tender price is $43.50 per Share, net to the seller in cash, without interest thereon, as set forth in the Introduction to the Offer to Purchase.

          2. The Offer is subject to certain terms and conditions. See the Introduction and Sections 1 and 14 of the Offer to Purchase.
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          3. The Offer is being made for all of the outstanding Shares.

          4. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 to the Letter of Transmittal, transfer taxes on the purchase of Shares by the Purchaser pursuant to the Offer. However, federal income tax backup withholding at a rate of 31% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided. See Instruction 9 to the Letter of Transmittal.

          5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, June 17, 1998, unless the Offer is extended.

          6. The Strategic Planning Committee of the Board of Directors of the Company has unanimously determined that the Offer is fair to, and in the best interests of, the holders of the Shares and unanimously recommended to the Board of Directors of the Company that it approve the Offer and recommend that the holders of the Shares accept the Offer and tender their Shares pursuant to the Offer. As of the date hereof, the full Board of Directors of the Company has not reviewed the Offer and has not taken a position with respect to the Offer.

          7. Notwithstanding any other provision of the Offer, payment for Shares accepted for payment pursuant to the Offer will in all cases be made only after timely receipt by the Depositary of (a) the Share Certificates pursuant to the procedures set forth in Section 3 of the Offer to Purchase, or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees or an Agent's Message) (as defined in the Offer to Purchase) in connection with a book-entry transfer, and (c) any other documents required by the Letter of Transmittal. Accordingly, payment may not be made to all tendering stockholders at the same time depending upon when Share Certificates are actually received by the Depositary.

     If you wish to have us tender any or all of the Shares held by us for your account please so instruct us by completing, executing, detaching and returning to us the instruction form set forth herein. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified below. An envelope to return your instructions to us is enclosed. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the Expiration Date.

     The Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statue. If the Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, the Purchaser will make a good faith effort to comply with such state statute or seek to have such statute declared inapplicable to the Offer. If, after such good faith effort, the Purchaser cannot comply with any such state statute, the Offer will not be made to (and tenders will not be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Merrill Lynch, Pierce, Fenner & Smith Incorporated or one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

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                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
                        ALL OF THE OUTSTANDING SHARES OF
                              CLASS A COMMON STOCK
                                       OF

                                GIANT FOOD INC.

     The undersigned acknowledge(s) receipt of your letter, the enclosed Offer to Purchase, dated May 19, 1998, and the related Letter of Transmittal (which together constitute the "Offer") in connection with the offer by Koninklijke Ahold N.V., a public company with limited liability incorporated under the laws of The Netherlands with its corporate seat in Zaandam (municipality Zaanstad) (the "Purchaser"), to purchase all outstanding shares of Class A Common Stock, par value $1.00 per share (the "Shares"), of Giant Food Inc., a Delaware corporation.

     This will instruct you to tender to the Purchaser the number of Shares indicated below (or if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered*:

                           -----------------------------------------------------
Date:

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                                   SIGN HERE

Signature(s):

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(Print Name(s)):

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(Print Address(es)):

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(Area Code and Telephone Number(s)):

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(Taxpayer Identification or Social Security Number(s)):

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* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

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